EXHIBIT 10.7

PENN VIRGINIA CORPORATION
AMENDED 1999 EMPLOYEE STOCK INCENTIVE PLAN

1.  Purpose of the Plan

The purpose of the Plan is to foster and promote the long-term success of the Company and increase shareholder value by: (a) motivating superior performance by providing to the Company’s employees long-term incentives and rewards for making major contributions to the Company’s success; (b) strengthening the Company’s ability to retain key employees and to attract and retain outside talent by providing incentive compensation opportunities competitive with other companies similar to the Company; and (c) enabling employees to participate in the long-term growth and financial success of the Company.

2.  Definitions

(a)    “Beneficiary” means the beneficiary chosen by the Optionee who is eligible to receive benefits under Section 8(b).

(b)    “Board” means the board of directors of the Parent Company.

(c)    “Cashless Exercise” means the manner of exercise of an Option described in Section 8(h).

(d)    “Cause” means conduct on the part of an Optionee or Participant that involves (i) willful failure to perform the Participant’s or Optionee’s duties, (ii) engaging in serious misconduct injurious to the Company or (iii) “cause” as such term is defined in the employment agreement, if any, between the Company and an Optionee or Participant.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means the committee described in Section 5.

(g)    “Company” means Penn Virginia Corporation and each of its Subsidiary Companies and any successor corporation.

(h)    “Date of Grant” means the date on which an Option or a Restricted Stock Award is granted.

(i)    “Deferred Shares Account” means the account described in Section 8(d).

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)    “Option” means any stock option granted under the Plan and described in Section 3(a).

(l)    “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired, terminated or been forfeited.

(m)    “Parent Company” means Penn Virginia Corporation.

(n)    “Participant” means a person to whom a Restricted Stock Award has been granted under the Plan the Restriction Period of which has not expired.

(o)    “Plan” means the Penn Virginia Corporation 1999 Employee Stock Incentive Plan.

(p)    “Restricted Stock Award” means any award of Shares granted under the Plan and described in Section 3(b).

(q)    “Restricted Stock” means Shares granted pursuant to a Restricted Stock Award.

(r)    “Restriction Period” means the period of time commencing with the Date of Grant during which restrictions shall apply to the Shares subject to a Restricted Stock Award.

(s)    “Shares” means shares of common stock of the Parent Company.

(t)    “Subsidiary Companies” means all corporations that at any relevant time are subsidiary corporations of the Parent Company within the meaning of section 424(f) of the Code.

(u)    “Value” on any date means the closing stock price for a Share on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day on which such exchange was so open) or, if there is no closing price on such date, the closing stock price on the date nearest preceding such date.

(v)    “Vesting Period” means the period of time commencing with the Date of Grant during which the Option is not yet exercisable.

3.  Rights To Be Granted

The following rights may be granted under the Plan:

(a)  Non-Qualified Options, which give the Optionee the right for a specified time period, to purchase a specified number of Shares for a price equal to the Value of such Shares on the Date of Grant subject to forfeiture under certain circumstances upon termination of employment during a Vesting Period applicable to the Options; and

(b)  Restricted Stock Awards, which give the Participant, without payment, a specified number of Shares subject to forfeiture under certain circumstances upon termination of employment during a Restriction Period applicable to the Shares.

4.  Stock Subject to Plan

Subject to Section 13, not more than 800,000 Shares in the aggregate may be issued pursuant to the Plan. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 8(b). Shares covered by Options or Restricted Stock Awards that either wholly or in part expire or are forfeited or terminated shall be available for future issuance under the Plan. Further, any Shares tendered to or withheld by the Company in connection with the exercise of Options, or the payment of tax withholding on any Option or Restricted Stock Award, shall also be available for future issuance under the Plan.

5.  Administration of Plan

(a)    The Plan shall be administered by the Committee, which shall be composed of three directors of the Parent Company appointed by the Board who are “non-employee directors” as defined under rules promulgated under Section 16(b) of the Exchange Act.

(b)    The Committee may delegate to a person designated from time to time by the Committee as the Plan Administrator the Committee’s discretion pursuant to Sections 8(c), 8(g) and 9(e).

6.  Grant of Rights

Subject to Section 7, the Committee or the Board may grant Options and Restricted Stock Awards to eligible employees of the Company as described in Section 7.

7.  Eligibility

(a)    Options may be granted to any employee of the Company.

(b)  Restricted Stock Awards may be granted only to key employees of the Company, who are designated as such by the Committee or the Board, including employees who are also directors.

8.  Option Agreements and Terms

All Options shall be granted prior to December 3, 2008 and be evidenced by option agreements executed on behalf of the Parent Company and by the respective Optionees. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a)  Option Price. The option price per Share of any Option granted to an Optionee shall be equal to the Value of the Share on the Date of Grant.

(b)  Restrictions on Transferability. An Option shall not be transferable prior to the termination of the Vesting Period with respect thereto unless otherwise determined by the Committee and specified in the option agreement. Thereafter, unless otherwise determined by the Committee and specified in the option agreement, an Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) to the spouse, children or grandchildren of the Optionee or a trust for the exclusive benefit of any such family member, provided, however, that no such family member shall be permitted to make any subsequent transfer of any such Options except back to the original Optionee and all Options transferred to any such family member shall remain subject to all terms and conditions set forth herein. During the lifetime of the Optionee, an Option shall be exercisable only by him or by any transferee to whom an Option was transferred in accordance with subsection (b)(ii). Upon the death of an Optionee or the transfer in accordance with subsection (b)(ii), the person to whom the rights shall have been transferred or passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of Section 8(f); provided, that, notwithstanding the foregoing, an Optionee may designate in writing on a form provided by the Company a Beneficiary who may exercise any Options in accordance with Section 8(f).

(c)  Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Committee at the time of exercise, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value, on the date immediately preceding such exercise date, equal to all or any portion of the option price not paid in cash. With the consent of the Committee, payment for Shares purchased upon the exercise of an Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised as determined by the Committee). In such case, the Shares to which the Option relates shall be subject to the same forfeiture restrictions existing on the Restricted Stock exchanged thereof. Payment for shares purchased upon the exercise of an Option may also be made pursuant to a Cashless Exercise.

(d)  Issuance of Certificates; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the option price and any withholding taxes payable pursuant to subsection (g), the Parent Company shall deliver to the exercising Optionee a certificate for the number of whole Shares and a check for the Value on the date of exercise of the fractional Share to which the person exercising the Option is entitled or, if such Optionee has made a deferral election pursuant to Section 12, Shares subject to such election shall be delivered to the Deferred Shares Account, which shall be maintained for such purpose by the Parent Company or an administrator appointed by the Parent Company. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(e)  Periods of Exercise of Options. An Option shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the option agreement; provided that no Option shall be exercisable before one year from the Date of Grant and that no Option shall be exercisable after ten years from the Date of Grant, except as hereinafter provided:

(i)    In the event an Optionee ceases to be an employee of the Company for any reason other than death, disability (as determined by the Committee), retirement pursuant to the Penn Virginia Corporation and Affiliated Companies Employees’ Retirement Plan (the “Retirement Plan”) or termination for Cause (A) any Option held by such Optionee the Vesting Period with respect to which has not terminated shall expire and (B) any Option held by such Optionee the Vesting Period with respect to which has terminated shall be exercisable for a period of 90 days following the date on which the Optionee’s employment ceased. An Option exercisable after the date of such cessation shall be exercisable only to the extent exercisable as of the date of such cessation.

(ii)    In the event an Optionee’s employment with the Company terminates for Cause, any unexercised Options held by such Optionee shall terminate on the earlier of date of employment termination or notice of such termination.

(iii)    In the event an Optionee ceases to be an employee of the Company by reason of his death or disability, any Option granted to such Optionee shall immediately become exercisable and shall remain exercisable for one year from the date of death or disability. An Option exercisable after the date of death or disability shall be exercisable only to the extent exercisable as of the date of death or disability.

(iv)    In the event an Optionee retires pursuant to the Retirement Plan, (A) any Option held by such Optionee the Vesting Period with respect to which has not terminated shall expire and (B) any Option held by such Optionee the Vesting Period with respect to which has terminated shall be exercisable until the tenth anniversary of the Date of Grant thereof.

(f)  Date and Notice of Exercise. Except with respect to Cashless Exercises, the date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to subsection (g). Each such notice of exercise shall be irrevocable when given. Each notice of exercise must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

(g)  Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld upon the exercise of an Option shall be made, on or before the date such taxes must be withheld, in cash or, at the election of the person recognizing income upon exercise of the Option and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value on the date immediately preceding the date the withholding taxes due are determined (the “Tax Date”) equal to all or any portion of the withholding taxes not paid in cash. Payment for such taxes may also be made pursuant to a Cashless Exercise.

(h)  Cashless Exercise. In addition to the methods of payment described in Sections 8(c) and 8(g), an Optionee may exercise and pay for Shares purchased upon the exercise of an Option through the use of a brokerage firm to make payment to the Company of the option price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a “Cashless Exercise”). Notwithstanding anything stated to the contrary herein, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date the broker receives the exercise loan notice from the Optionee to pay the Company for the exercised Shares.

9.  Restricted Stock Award Agreements and Terms

All Restricted Stock Awards shall be granted prior to December 3, 2008 and be evidenced by restricted stock award agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a)   Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Award nor any interest therein shall be transferable otherwise than by will or the laws of descent and distribution. Upon the death of a Participant, the person to whom the rights shall have passed shall become entitled to the restricted Shares only in accordance with subsection (d).

(b)  Issuance of Certificates. Upon receipt from a Participant of a fully executed restricted stock award agreement and a stock power relating to the Shares issuable thereunder executed in blank by the Participant, the Parent Company shall issue to such Participant the Shares subject to the Restricted Stock Award. The certificates representing such Shares shall be registered in such Participant’s name, with such legend thereon as the Committee shall deem appropriate. The Parent Company shall retain the certificates for such Shares pending the termination of the Restriction Period or forfeiture thereof. Upon termination of the Restriction Period of any such Shares, the Parent Company shall deliver to the Participant the certificates for such Shares. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(c)  Restriction Period. The Restriction Period for Restricted Stock Awards granted to a Participant shall be determined by the Committee and specified in the restricted stock award agreement, provided that no Restriction Period shall terminate less than one year or greater than five years from the Date of Grant except pursuant to Section 9(d). Notwithstanding the foregoing, only whole Shares shall be issuable with respect to Restricted Stock Awards. In the event a Participant shall become entitled to a fractional Share, such fractional Share shall not be issuable unless and until the Participant becomes entitled to such number of fractional shares as shall be equal in sum to a whole Share.

(d)  Forfeiture of Shares; Vesting on Disability, Death or Retirement.

(i)    In the event a Participant ceases to be an employee of the Company for any reason other than his death, disability or retirement pursuant to the Retirement Plan, any Shares subject to such Participant’s Restricted Stock Award the Restriction Period with respect to which has not terminated shall automatically be forfeited by the Participant and revert to and become the property of the Company.

(ii)    Except as shall have otherwise been determined by the Committee and specified in the restricted stock award agreement, in the event a Participant ceases to be an employee of the Company by reason of his death, disability or retirement pursuant to the Retirement Plan, the Restriction Period with respect to any Shares subject to such Participant’s Restricted Stock Award which has not terminated shall automatically terminate effective on the date of death, disability or retirement.

(e)  Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld in connection with a Restricted Stock Award shall be made, on or before the date such taxes must be withheld, in cash or, at the written election of the Participant and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares subject to such Restricted Stock Award Shares with an aggregate Value on the Tax Date equal to all or any portion of the withholding taxes not paid in cash.

10.  Termination of Employment

For the purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

11.  Rights as Shareholders

(a)  An Optionee shall have no right as a Shareholder with respect to any Shares covered by his Options until the date of the issuance of a stock certificate to him for such Shares.

(b)  Except as shall have been determined by the Committee and specified in the restricted stock award agreement, pending forfeiture of Shares subject to a Restricted Stock Award, the Participant thereunder shall have all of the rights of a holder of such Shares including without limitation the right to receive such dividends as may be declared from time to time and to vote such Shares (in person or by proxy).

12.  Deferral Election

(a)  Notwithstanding any provision of the Plan to the contrary, any Participant or Optionee may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the receipt of unrestricted Shares that the Participant or Optionee would otherwise receive pursuant to Section 8 or Section 9, provided that such election is made no later than the date that is twelve (12) months prior to the date such Shares would otherwise be received. Such election shall be made by written notice addressed to the Parent Company at its main office to the attention of its Secretary hand delivered, telecopied or mailed, first class postage prepaid.

(b)  Deferrals will only be allowed while the Participant or Optionee is an Employee of the Company. Any election to defer the receipt of Shares shall be irrevocable as long as the Participant or Optionee remains an Employee.

(c)  Shares the receipt of which is deferred pursuant to this Section 12 shall be distributed upon the Participant’s or Optionee’s termination of employment.

(d)  The Committee may, in its sole discretion, allow for the early payment of the unrestricted Shares deferred pursuant to this Section 12 in the event of an “unforeseeable emergency” of the Participant or Optionee. An “unforeseeable emergency” is defined as an unanticipated emergency caused by an event beyond the control of the Participant or Optionee, that would, in the Company’s judgement, result in severe financial hardship if the distribution were not permitted. Additionally, the Committee may distribute the unrestricted Shares deferred by all Participants or Optionees pursuant to this Section 12 if the Committee determines, in its discretion, that the continued deferral of Shares hereunder is no longer in the best interests of the Company.

13.  Adjustments Upon Changes in Capitalization

In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares that may be subject to Options and Restricted Stock Awards, the number of Shares subject to each then outstanding Option and the option price of each then outstanding Option.

14.  Mergers, Dispositions and Certain Other Transactions

If during any Restriction Period or during the term of any Option, the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or a partial liquidation of the Parent Company, the Parent Company may choose to take no action with regard to the Options and the Restricted Stock Awards outstanding or to take any of the following courses of action:

(a)  Not fewer than 15 days nor more than 60 days prior to any such transaction, the Parent Company shall notify all Optionees that all Options shall immediately vest and become exercisable and shall expire on the 45th day after the date of such notice, in which event all Optionees shall have the right to exercise all of their Options prior to such new expiration date;

(b)  The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price shall not be less than the excess of the Value of the Shares over the option price of Options, immediately prior to the consummation of such merger, consolidation, combination or acquisition and which shall be subject to the same restrictions as Options granted hereunder;

(c)  The Parent Company shall provide in any agreement with respect to any merger, consolidation, combination or acquisition that the shares of the surviving, new or acquiring corporation issued in exchange for any Shares subject to Restricted Stock Awards shall be subject to the same restrictions as the Shares issued pursuant to the Restricted Stock Awards; or

(d)  The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees and Participants to realize the value of rights granted to them under the Plan.

15.  Plan Not to Affect Employment

Neither the Plan nor any Option or Restricted Stock Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

16.  Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities Exchange Act of 1934. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

17.  Amendments

The Plan, any Option and the related option agreement and any Restricted Stock Award and the related restricted stock award agreement may be amended by the Board or the Committee, but any amendment that would require approval of the shareholders of the Parent Company shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable law and the terms of the Parent Company’s capital stock to make the amendment effective. Notwithstanding the foregoing, no amendment shall be made which would disqualify any member of the Committee from being a “non-employee director” as defined herein. No outstanding Option shall be adversely affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option. No Restricted Stock Award shall be adversely affected by any such amendment without the written consent of the Participant or other person then entitled to receive the Shares subject to such Restricted Stock Award.

18.  Securities Laws

The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

19.  Effective Date and Term of Plan

The Plan shall become effective on the date on which the Plan is approved by the shareholders of the Parent Company and shall expire on December 2, 2008 unless sooner terminated by the Board. The Board shall submit the Plan to the shareholders of the Parent Company for their approval at the Company’s 1999 annual meeting of shareholders. Any Option or Restricted Stock Award granted before the approval of the Plan by the shareholders shall be expressly conditioned upon, and any Option shall not be exercisable until, such approval is obtained. If such shareholder approval is not obtained at such annual meeting, the Board shall have the right to terminate the Plan, in which case all Options granted under the Plan shall expire and all Restricted Stock Awards granted under the Plan shall be forfeited.